Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated July 12, 2010, except for Note 3 and 12 to the consolidated financial statements as to which the date is November 12, 2010, relating to the consolidated financial statements of Elite Energies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mah & Associates, LLP
San Francisco, California
December 23, 2010